UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2012

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 29, 2012, Corinthian Colleges, Inc. ("Corinthian" or the "Company"), through its wholly-owned subsidiary, Heald Real Estate, LLC, completed its previously-announced sale of five properties located in Fresno, Milpitas, Stockton, Rancho Cordova and Roseville, California (the "Properties") to affiliates of STORE Capital Acquisitions, LLC ("STORE"), upon substantially the terms set forth in the Purchase and Sale Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2012. The aggregate purchase price paid by STORE was $39.9 million. Simultaneously with the sale of the Properties, Corinthian leased the five properties back from STORE for a fifteen year term at an initial aggregate rental rate of approximately $3.5 million per year, with annual increases in the rental rate of no more than 1.5%. The Company currently operates a Heald College campus at each of the Properties, and will continue to do so under the lease from STORE.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

March 1, 2012	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel